5.01


                             ALTA22

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               [ORIGINAL PRINTED ON LETTERHEAD OF
                KUMMER KAEMPFER BONNER & RENSHAW]

                           May 6, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  ALTA GOLD CO.
          FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

      As counsel to Alta Gold Co., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company on Form S-3 (the "Registration Statement") of 8,547,009 shares (the "Shares") of common stock, $.001 par value, of the Company and the proposed resale thereof. The Shares may be issued to the selling stockholders (the "Selling Stockholders") listed in the Registration Statement, or their respective pledgees, donees, transferees or other successors in interest, upon the conversion of the $10 million in aggregate principal amount of convertible debentures (the "Debentures") issued to the Selling Stockholders by the Company on April 14, 1997.

      We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that such Shares are validly authorized shares of common stock of the Company, and when issued upon conversion of the Debentures and in conformance with the terms of the Debentures, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                 Very truly yours,

                             /s/ Kummer Kaempfer Bonner & Renshaw

                                 Kummer Kaempfer Bonner & Renshaw

                              ALTA23